Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Gas Partners, L.P. (the “Partnership”) and Star Gas Finance Company on Form 10-K for the year ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard F. Ambury, Chief Financial Officer of the Partnership and Star Gas Finance Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership and Star Gas Finance Company.

A signed original of this written statement required by Section 906 has been provided to Star Gas Partners, L.P. and will be retained by Star Gas Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GAS PARTNERS, L.P. STAR GAS FINANCE COMPANY By: KESTREL HEAT, LLC (General Partner)

December 7, 2007	By:	/s/ RICHARD F. AMBURY
Richard F. Ambury
Chief Financial Officer
Star Gas Partners, L.P.
Star Gas Finance Company